Exhibit 99.1
Crestwood Midstream Partners LP to Present at
Master Limited Partnership Investor Conference
HOUSTON, TEXAS, May 24, 2011 — Crestwood Midstream Partners LP (NYSE: CMLP) (“Crestwood LP”) announced today that Robert G. Phillips, Chairman, President and Chief Executive Officer of Crestwood LP’s general partner, will present at the National Association of Publicly Traded Partnership’s 2011 Master Limited Partnership Investor Conference in Greenwich, Connecticut, on Thursday, May 26, 2011, at approximately 1:45 p.m. Eastern Time. A copy of the presentation will be available beginning May 26, 2011, in the Investor Relations section of the Partnership’s website at www.crestwoodlp.com. The presentation will be webcast live over the internet and will be available for replay for up to 30 days in the Investor Relations section of the Partnership’s website.
About Crestwood Midstream Partners LP
Houston, Texas-based Crestwood LP is a growth-oriented, midstream master limited partnership which owns and operates predominately fee-based gathering, processing, treating and compression assets servicing natural gas producers in the Barnett Shale in North Texas, the Fayetteville Shale in Northwest Arkansas, the Granite Wash area in the Texas Panhandle and the Avalon Shale area of Southeastern New Mexico. For more information about Crestwood LP, visit www.crestwoodlp.com.
Investor Contact:
Mark Stockard
832-519-2207
mstockard@crestwoodlp.com
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